Exhibit 10.7(a)

Execution Version

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PORTIONS MARKED "[***]" INDICATE WHERE OMISSIONS HAVE BEEN MADE.

AMENDMENT NO. 1 TO CREDIT, SECURITY AND GUARANTY AGREEMENT
This AMENDMENT NO. 1 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is made and entered into as of June 9, 2025, by and among SN Holdings, LLC, a Connecticut limited liability company (the “Borrower”), Sachem Capital Corp., a New York corporation (the “Guarantor”, and together with the Borrower, the “Obligors”), the Lenders party thereto from time to time, and Needham Bank, a Massachusetts co-operative bank (in such capacity, the “Agent”).
WHEREAS, the Obligors, the Lenders and the Agent are party to that certain Credit, Security and Guaranty Agreement, dated as of March 20, 2025 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have extended credit to the Obligors on the terms set forth therein; and
WHEREAS, the Obligors have requested that the Agent (i) permit the Guarantor to grant Liens to secure its obligations as a guarantor of the Approved Facilities (as defined below) and (ii) release all liens, mortgages and security interests in any assets or property of the Guarantor securing its obligations as a guarantor of the Approved Facilities, from time to time, and the Agent and the Lenders are willing to do so, all subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Loan Document. Capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the Effective Date (defined below), each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
2.Amendments to Credit Agreement. Upon the occurrence of the Effective Date, the Credit Agreement shall be amended as follows:

(a)    The following new defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order.
“‘Atlas Program Agreement’ means that certain Master Repurchase Agreement to be entered into among a Subsidiary of Guarantor, as seller, the Guarantor, and Atlas Securitized Products, L.P. and its Affiliates, as administrative agent and a buyer (as amended and/or restated from time to time).”
“‘Approved Facilities’ means (i) the Note Purchase Agreement and (ii) the Atlas Program Agreement.”
“‘Note Purchase Agreement’ means the Note Purchase Agreement to be entered into on or about June 9, 2025, by and among, inter alia, Sachem Capital Corp., as Parent Guarantor, Sachem Capital Corporation Holdings, LLC, as Company, Sachem Capital Corporation Intermediate, LLC, as Holdings, the Purchasers party thereto and [***] (or an Affiliate), as Collateral Agent (as amended and/or restated from time to time).”
(b)    The definition of Collateral in Section 1.1 of the Credit Agreement is hereby amended and replaced in its entirety with the following:
“‘Collateral’ means all personal property of each Loan Party of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including, and not limited to the following: all Mortgage Loans (whether or not the same constitute Eligible Mortgage Loans) and Mortgage Loan Documents, including all rights to payment thereunder and all rights and remedies thereunder; all accounts and all other rights to the payment of money (including without limitation, pursuant to contracts, agreements or other arrangements, tax refunds and insurance proceeds); chattel paper (both tangible and electronic); commercial tort claims; contract rights; deposit accounts; documents; any intellectual property, patents, and trademarks; equipment (including without limitation computer hardware and software embedded therein); financial assets (including money of any jurisdiction); furniture; general intangibles (including, without limitation, payment intangibles and software); goods; instruments; inventory; investment property; letter-of-credit rights; machinery; software; supporting obligations; and, to the extent not included in the foregoing, all other personal property of each Loan Party of any kind or description; together with (a) all attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above, (b) with respect to equipment and software, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any model conversions, (c) all proceeds and products of any of the property described above; and (d) all records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, and all of each Loan Party’s right, title, and interest in and to all software required to utilize, create, maintain and process any such records or data on electronic media; provided, however that, notwithstanding the foregoing, “Collateral” shall not include and no lien or security interest is granted pursuant to this Agreement on any Excluded Collateral. In interpreting the words used in this definition, reference shall be made to the UCC.”
(c)    The definition of Excluded Collateral in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” prior to clause (b) thereof and replacing the period at the end thereof with the following for the purpose of including a new clause (c) thereto:
“, and (c) all right, title and interest of the Guarantor in (i) any Mortgage Loans and Mortgage Loan Documents transferred, from time to time, by the Guarantor to those of its Subsidiaries (including, without limitation, Sachem Capital Corporation Holdings, LLC) that are the borrowers, sellers or issuers, as applicable, under the Approved Facilities, and (ii) all servicing rights associated with such Mortgage Loans.”
(d)    Section 6.3 of the Credit Agreement is hereby amended by deleting the final sentence thereof and replacing it with the following:
“The Borrower shall provide notice to the Administrative Agent promptly following the incurrence by a Loan Party of any Permitted Indebtedness after the date hereof (other than any Permitted Indebtedness under the Approved Facilities).”
(e)    Section 6.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    any sale, assignment or other disposition by the Guarantor of any of its assets (other than the membership interests of the Borrower), including, without limitation, (i) pursuant to the Repurchase Agreement, and (ii) any Mortgage Loans transferred to those of its Subsidiaries that are the borrowers, sellers or issuers, as applicable, under the Approved Facilities and all servicing rights associated with such Mortgage Loans;”
(f)    Section 6.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“6.8 Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) (other than those transactions consisting of a sale, assignment or other disposition by the Guarantor to those of its Subsidiaries that are the borrowers, sellers or issuers, as applicable, under the Approved Facilities permitted by Section 6.6(a)) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of its business, and in good faith and upon commercially reasonable terms.”
3.Conditions to Effectiveness. This Amendment shall become effective (the date of such effectiveness being the “Effective Date”) upon receipt by the Agent of (i) counterpart signatures to this Amendment duly executed and delivered by each of the Obligors, the Agent and the Lenders, and (ii) all reasonable fees, costs and expenses required to be paid on the date hereof.
4.Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each of the Obligors represents and warrants to the Agent and the Lenders that as of the date hereof each of the following statements are true and correct:
(a)    Each Obligor has full power, authority and legal right to enter into this Amendment and each Obligor has full power, authority and legal right to perform its obligations under this Amendment and each of the Loan Documents to which it is a party as amended hereby.
(b)    The transactions contemplated by this Amendment and the Amended Credit Agreement are within each Obligor’s corporate, limited liability company or other powers and have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Obligors, and this Amendment, the Amended Credit Agreement and each other Loan Document to which each Obligor is a party each constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution or delivery by the Obligors of this Amendment, or performance by any Obligor of its obligations under this Amendment and each other Loan Document to which it is a party as amended hereby. The execution and delivery by each Obligor of this Amendment, and performance by each Obligor of its obligations under this Amendment and each other Loan Documents to which it is a party as amended hereby, will not (i) violate or conflict with any Law, (ii) violate or conflict with any by-laws, limited liability company operating agreement, as applicable, of any Obligor, (iii) violate or conflict with any Governmental Authority, (iv) violate or result in a default under any material agreement binding upon any Obligor that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor.
(d)    Both immediately prior to and after giving effect to this Amendment: (i) all representations and warranties contained in this Amendment and the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty relates to an earlier date (in which event such representation or warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date) and (ii) no Continuing Event of Default or Event of Default has occurred and is continuing, or is reasonably expected to result from the execution, delivery and performance of this Amendment or the transactions contemplated hereby.

5.Agent’s Release; UCC Amendment. As of the Effective Date, the Agent and the Lenders hereby absolutely, irrevocably, and automatically release, without warranty or recourse, all Liens granted by the Guarantor in favor of the Agent and the Lenders in all right, title and interest of the Guarantor in any Mortgage Loans transferred, from time to time, by the Guarantor to those of its Subsidiaries (including, without limitation, Sachem Capital Corporation Holdings, LLC) that are the borrowers, sellers or issuers, as applicable, under the Approved Facilities (the “Released Collateral”). On the Effective Date, the Agent shall, at the expense of the Obligors, file a UCC-3 amendment containing the restated collateral description attached hereto as Exhibit A for the purpose of deleting the Released Collateral from the collateral description set forth in the UCC-1 financing statement with Filing Number 202302288086101 filed against the Guarantor with the New York Secretary of State in connection with the Credit Agreement (as amended by those certain UCC-3 financing statements with Filing Numbers 202503200097271 and 202503200097283); provided further that Agent agrees, as the expense of the Obligors, to promptly take all reasonable additional steps as the Obligors may reasonably request to release, discharge and/or terminate any other document or filing that evidences or perfects any security interest in favor of Agent or any Lender in the Released Collateral.
6.No Implied Amendment or Waiver, Etc. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any secured party under the Amended Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Amended Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of any secured party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Amended Credit Agreement or the other Loan Documents. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement, or any other Loan Document or any Obligation thereunder.
7.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
8.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New

York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply. The jurisdiction and waiver of jury trial provisions set forth in Section 14.19 of the Amended Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.
9.Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
10.Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
11.Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
12.Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SN HOLDINGS, LLC, as the Borrower

By: /s/ John L Villano__________________
Name: _John L. Villano ________________
Title: _Chairman, CEO & President _______

SACHEM CAPITAL CORP., as the Guarantor

By: /s/ John L Villano__________________
Name: _John L. Villano ________________
Title: _Chairman, CEO & President _______

NEEDHAM BANK, as the Agent and a Lender

By: /s/ Blake Bamford _________________
Name: _Blake Bamford ________________
Title: _SVP __________________________
[Signature Page to Amendment No. 1]

EXHIBIT A: RESTATED COLLATERAL DESCRIPTION
Exhibit A to UCC –3 Amendment

Debtor: Sachem Capital Corp. 568 East Main Street Branford, CT 06405	Secured Party: Needham Bank 214 Garden Street Needham, MA 02492
Collateral Description
All personal property of the Debtor of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located including, and not limited to the following: all Mortgage Loans (whether or not the same constitute Eligible Mortgage Loans) and Mortgage Loan Documents, including all rights to payment thereunder and all rights and remedies thereunder; all accounts and all other rights to the payment of money (including without limitation, pursuant to contracts, agreements or other arrangements, tax refunds and insurance proceeds); chattel paper (both tangible and electronic); commercial tort claims; contract rights; deposit accounts; documents; any intellectual property, patents, and trademarks; equipment (including without limitation computer hardware and software embedded therein); financial assets (including money of any jurisdiction); furniture; general intangibles (including, without limitation, payment intangibles and software); goods; instruments; inventory; investment property; letter-of-credit rights; machinery; software; supporting obligations; and, to the extent not included in the foregoing, all other personal property of the Debtor of any kind or description; together with (a) all attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above, (b) with respect to equipment and software, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any model conversions, (c) all proceeds and products of any of the property described above; and (d) all records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, and all of the Debtor’s right, title, and interest in and to all software required to utilize, create, maintain and process any such records or data on electronic media; provided, however that, notwithstanding the foregoing, “Collateral” shall not include and no lien or security interest is granted by the Debtor on any Excluded Collateral. In interpreting the words used in this paragraph, reference shall be made to the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts.
As used herein, “Excluded Collateral” means (a) investment securities pledged to secure any margin credit facility entered into by the Debtor from time to time, (b) any real property and improvements thereto owned or leased by the Debtor other than real property and improvements thereto acquired by the Debtor in connection with a foreclosure on a Mortgaged Property, and (c) all right, title and interest of the Debtor in (i) any Mortgage Loans and Mortgage Loan Documents transferred, from time to time, by the Debtor to those of its Subsidiaries (including, without limitation, Sachem Capital Corporation Holdings, LLC) that are the borrowers, sellers or issuers, as applicable, under the Approved Facilities, and (ii) all servicing rights associated with such Mortgage Loans.
Initially capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Credit, Security and Guaranty Agreement dated March 20, 2025 among the Debtor as Guarantor, SN Holdings, LLC as Borrower, the Secured Party, in its capacity as the agent for the lenders parties thereto from time to time, and such lenders, as amended and/or restated from time to time.